SECOND MODIFICATION AGREEMENT


     BY THIS SECOND MODIFICATION AGREEMENT (the "Agreement"), made and entered into as of the 13th day of August, 1998, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, whose address is 100 West Washington, Post Office Box 29742,
MAC #4101-251, Phoenix, Arizona 85038-9742 (hereinafter called "Lender"), and APOLLO GROUP, INC., an Arizona corporation, whose address is 4615 East Elwood Street, Suite 400, Phoenix, Arizona 85040 (hereinafter called "Company"), in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby confirm and agree as follows:

SECTION 1.     RECITALS.

     1.1	Company and Lender entered into a Loan Agreement dated
November 17, 1997 (as amended, the "Loan Agreement"), which provided for, among other things, a revolving line of credit (the "RLC") in the amount of $10,000,000.00, evidenced by a Revolving Promissory Note dated November 17, 1997, executed by the Company
(the "RLC Note"), all upon the terms and conditions contained therein. The Loan Agreement was modified by that Modification Agreement dated as of February 5, 1998. All undefined capitalized terms used herein shall have the meaning given them in the Loan Agreement.

     1.2	As of the date hereof, prior to the effect of the
modifications contained herein, the outstanding principal balance of the RLC is $0. Lender has issued for the account of the Company two (2) standby letters of credit in the amount of $44,007.00 and $1,630,715.00, originally issued on November 13, 1997 and subsequently amended from time to time.

     1.3	Company and Lender desire to modify the Loan Agreement
as set forth herein.

SECTION 2.     LOAN AGREEMENT.

     2.1	The following definition in Section 2.1 of the Loan
Agreement is hereby amended to read as follows:

     "Maximum Letter of Credit Balance" means $3,500,000.00.

     2.2	Article 7 of the Loan Agreement is hereby amended by
the addition of the following as Section 7.13:

          "Section 7.13 Year 2000 Covenant. Borrower shall ensure that the following are Year 2000 Compliant in a timely manner, but in no event later than December 31, 1999:
     (a) Borrower itself; and (b) any other major commercial properties and entities in which Borrower holds a controlling interest. Borrower shall further make reasonable inquiries of and request reasonable validation that each of the following are similarly Year 2000
     Compliant: (x) all major tenants or other entities from which Borrower receives payments; and (y) all major contractors, suppliers, service providers and vendors of Borrower. As used in this paragraph, "major" shall mean properties or entities the failure of which to be Year 2000 Compliant would have a material adverse economic impact upon Borrower. The term "Year 2000 Compliant" shall mean, in regard to any property or entity, that all software, hardware, equipment, goods or systems utilized by or material to the physical operations, business operations, or financial reporting of such property or entity (collectively, the "systems") will properly perform date sensitive functions before, during and after the year 2000. In furtherance of this covenant, Borrower shall, in addition to any other necessary actions, perform a comprehensive review and assessment of all systems of Borrower, and shall adopt a detailed plan, with itemized budget, for the testing, remediation, and monitoring of such systems. Borrower shall, within thirty business days of Lender's written request, provide to Lender such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Lender may from time to time reasonably require.

SECTION 3.     OTHER MODIFICATIONS, RATIFICATIONS AND AGREEMENTS.

     3.1	All references to the Loan Agreement in the Loan
Agreement, the RLC Note and the other documents delivered with respect to the RLC (the "Loan Documents") are hereby amended to refer to the Loan Agreement as hereby amended.

     3.2	Company acknowledges that the indebtedness evidenced by
the RLC Note is just and owing, that the balance thereof is correctly shown in the records of Lender as of the date hereof, and Company agrees to pay the indebtedness evidenced by the RLC
Note according to the terms thereof, as herein modified.

     3.3	Company hereby reaffirms to Lender each of the
representations, warranties, covenants and agreements of Company set forth in the RLC Note and the Loan Agreement, with the same force and effect as if each were separately stated herein and made as of the date hereof.

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     3.4	Company hereby ratifies, reaffirms, acknowledges, and
agrees that the RLC Note and the Loan Agreement, represent valid, enforceable and collectible obligations of Company, and that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of these documents or instruments. In addition, Company hereby expressly waives, releases and absolutely and forever discharges Lender and its present and former shareholders, directors, officers, employees and agents, and their separate and respective heirs, personal representatives, successors and assigns, from any and all liabilities, claims, demands, damages, action and causes of action, whether known or unknown and whether contingent or matured, that Company may now have, or has had prior to the date hereof, or that may hereafter arise with respect to acts, omissions or events occurring prior to the date hereof. To the best of Company's knowledge, Company further acknowledges and represents that no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute a default under this Agreement, the RLC Note or the Loan Agreement.

     3.5	All terms, conditions and provisions of the RLC Note
and the Loan Agreement are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. The RLC Note and the Loan Agreement, as amended hereby, are hereby ratified and reaffirmed by Company, and Company specifically acknowledges the validity and enforceability thereof.

SECTION 4.     GENERAL.

     4.1	This Agreement in no way acts as a release or
relinquishment of those rights securing payment of the RLC. Such rights are hereby ratified, confirmed, renewed and extended by Company in all respects.

     4.2	The modifications contained herein shall not be binding
upon Lender until Lender shall have received all of the following:

          (a)	An original of this Agreement fully executed
     by the Company.

          (b)	Such resolutions or authorizations and such
     other documents as Lender may reasonably require relating to the existence and good standing of the Company and the authority of any person executing this Agreement or other documents on behalf of the Company.


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     4.3	Company shall execute and deliver such additional
documents and do such other acts as Lender may reasonably require to fully implement the intent of this Agreement.

     4.4	Company shall pay all costs and expenses, including,
but not limited to, reasonable attorneys' fees incurred by Lender in connection herewith, whether or not all of the conditions described in Paragraph 4.2 above are satisfied. Lender, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Company, and all such funds advanced shall bear interest at the highest rate provided in the RLC Note and shall be due and payable upon demand.

     4.5	Notwithstanding anything to the contrary contained
herein or in any other instrument executed by Company or Lender, or in any other action or conduct undertaken by Company or Lender on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender's consent to modify the terms and provisions of the Loan Agreement. Accordingly, no express or implied consent to any further modifications involving any of the matters set forth in this Agreement or otherwise shall be inferred or implied by Lender's execution of this Agreement. Further, Lender's execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further modification of the RLC or of the RLC Note or the Loan Agreement, shall require the express written approval of Lender; no such approval (either express or implied) has been given as of the date hereof.

     4.6	Time is hereby declared to be of the essence hereof of
the RLC, of the RLC Note and of the Loan Agreement, and Lender requires, and Company agrees to, strict performance of each and every covenant, condition, provision and agreement hereof, of the RLC Note and the Loan Agreement.

     4.7	This Agreement shall be binding upon, and shall inure
to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

     4.8	This Agreement is made for the sole protection and
benefit of the parties hereto, and no other person or entity shall have any right of action hereon.

     4.9	This Agreement shall be governed by and construed
according to the laws of the State of Arizona.

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     IN WITNESS WHEREOF, these presents are executed as of the
date indicated above.

                              WELLS FARGO BANK, NATIONAL
                              ASSOCIATION, a national banking
                              association



                              By: /s/Karen Maher
                                 --------------------------------
                              Name:  Karen Maher
                                   ------------------------------
                              Its:   Vice President
                                  -------------------------------

                                                           LENDER


                              APOLLO GROUP, INC., an Arizona
                              corporation



                              By: /s/John G. Sperling
                                 --------------------------------
                              Name:  John G. Sperling
                                   ------------------------------
                              Its:   Chief Executive Officer
                                  -------------------------------

                                                          COMPANY
















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